Exhibit 23(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Davis New York Venture Fund, Inc.:

We consent to the use of our report dated December 21, 2011, incorporated by reference in this Registration Statement of Davis New York Venture Fund, Inc. (consisting of two series, Davis Global Fund and Davis International Fund) and to the reference to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP
/s/ KPMG LLP

Denver, Colorado

February 27, 2012